EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated  March 12, 2007, except for the last paragraph in Note 9, and Note 10A, as to which the date is March 10, 2008 relating to the consolidated financial statements, which appear in Acacia Research Corporation's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
March 19, 2008